                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       MARINE DRILLING COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                            [MARINE DRILLING LOGO]


                        MARINE DRILLING COMPANIES, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1997

To the Stockholders:

        Notice is hereby given that the annual meeting of stockholders of Marine Drilling Companies, Inc. ("the Company") will be held at the Shoney's Inn & Suites, 14444 Southwest Freeway, in Sugar Land, Texas on Friday, May 9, 1997 at 9:00 a.m. for the following purposes:

         1.    To elect seven (7) directors.

         2. To consider and vote upon a proposal to approve and ratify the Marine Drilling 1992 Long-Term Incentive Plan as amended and restated.

         3. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

        Stockholders of record of the Company's Common Stock at the close of business on April 2, 1997 will be entitled to notice of and to vote at the meeting or any adjournment(s) thereof. A list of such stockholders will be available at the time and place of the meeting and at the Company's offices, One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556, during the ten days preceding the meeting.

                                            By Order of the Board of Directors,


                                            Joan R. Smith
                                            Secretary

Sugar Land, Texas
April 9, 1997


        IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU ARE ABLE TO ATTEND PERSONALLY. ACCORDINGLY, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                PROXY STATEMENT
                                ---------------



SOLICITATION AND REVOCABILITY OF PROXIES

        This proxy statement is being furnished to the stockholders of Marine Drilling Companies, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders to be held at the Shoney's Inn & Suites, 14444 Southwest Freeway, in Sugar Land, Texas on Friday, May 9, 1997 at 9:00 a.m. CDT and any adjournment thereof. The approximate date on which this proxy statement and the form of proxy are first being sent or given to stockholders of the Company is April 14, 1997.

        At the Annual Meeting, the holders of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") will be asked (i) to consider and vote upon the election of seven persons to serve on the Board of Directors of the Company, (ii) to consider and approve an amendment and restatement (the "Restatement") of the Marine Drilling 1992 Long-Term Incentive Plan and (iii) to consider and take action upon such other matters as may properly come before the Annual Meeting.

        All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received and which are eligible to vote, such proxies will be voted FOR the Board of Directors' nominees for directors and FOR the Restatement. If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment as to the best interests of the Company. The Board of Directors of the Company does not know of any other matters to be brought before the Annual Meeting.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by any of the following actions: (i) filing with the Secretary of the Company, at or before the Annual Meeting, but in any event prior to the vote on the matter as to which revocation is sought, a written notice of revocation bearing a later date than the proxy; (ii) duly executing and submitting a subsequent proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556.

        The close of business on April 2, 1997 was the date fixed by the Board of Directors for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On April 2, 1997, the Company had 51,398,288 outstanding shares of Common Stock, constituting the only class of stock outstanding. The holders of a majority of the outstanding shares of Common Stock as of April 2, 1997, present in person or represented by proxy and eligible to vote, will constitute a quorum at the Annual Meeting. A list of such stockholders will be available at the time and place of the meeting and at the Company's offices, One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556, during the ten days preceding the meeting.

        Each share of Common Stock is entitled to one vote at the Annual Meeting with respect to each matter to be voted upon. The persons named in the accompanying proxy will vote for the nominees named herein and for the Restatement unless specifically instructed to the contrary.

        The Company's Annual Report for the year ended December 31, 1996, which includes, among other things, the Company's audited consolidated balance sheets at December 31, 1996 and 1995, respectively, and audited consolidated statements of income and changes in financial position for each of the years ended December 31, 1996, 1995 and 1994, respectively, will be mailed with this Proxy Statement. Additional copies are available from the Company upon request.

        The cost of this solicitation will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail, telephone and telegraph. The Company has arranged for American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005 to solicit proxies in such manner at no cost other than out-of-pocket expenses. Proxies may also be solicited personally by directors, officers, and other regular employees of the Company in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through brokers, custodians, and other nominees or fiduciaries to beneficial holders of the Common Stock. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection therewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the shares of Common Stock (the only class of securities of the Company) owned of record and beneficially as of April 2, 1997, by (i) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of such class of stock, (ii) each current director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table included elsewhere herein and (iv) all directors and executive officers of the Company as a group:

                                                                                 COMMON STOCK
                                                                      ----------------------------------
                                                                        NUMBER               PERCENTAGE
                                                                          OF                  OF COMMON
STOCKHOLDER                                                           SHARES (1)             STOCK OWNED
-----------                                                           -----------            -----------
Nicholas-Applegate Capital Management (2)......................         3,544,428                  6.9%
   600 West Broadway, 29th Floor
   San Diego, CA  92101

AIM Management Group Inc. (3)..................................         3,341,600                  6.5%
   11 Greenway Plaza, Suite 1919
   Houston, Texas  77046

FMR Corp. (4)..................................................         2,814,900                  5.5%
   82 Devonshire Street
   Boston, MA  02109

Hugh L. Adkins (5).............................................            41,802                  *

Robert L. Barbanell (6)........................................            30,190                  *

David A. B. Brown (7)..........................................            12,878                  *

Howard I. Bull (8).............................................            21,117                  *

William H. Flores (9)..........................................           276,024                  *

Gerald T. Greak (10)...........................................           128,416                  *

Nathaniel A. Gregory (11)......................................            21,497                  *

Christopher M. Linneman (12)...................................            16,497                  *

Jan Rask (13)..................................................            25,146                  *

Danny R. Richardson (14).......................................                --                  *

All executive officers and directors
 as a group (10 persons) (15)..................................           573,567                  1.1%


+  Less than one percent

                                                  (see notes on following page)

Footnotes:

     (1) Includes shares of Common Stock held by the Marine Drilling Companies 401(k) Profit Sharing Plan for the accounts of the executive officers as follows: Mr. Rask -- 146 shares; Mr. Flores -- 6,024 shares; Mr. Greak -- 4,785 shares and Mr. Adkins -- 5,028 shares.

     (2) Based on Schedule 13G filed by Nicholas-Applegate Capital Management on February 3, 1997. Such Schedule13G indicates that Nicholas-Applegate Capital Management is a California Limited Partnership and is the beneficial owner of 3,544,428 shares with sole power to vote 2,890,154 of these shares, shared power to vote 6,200 of these shares and sole dispositive power for all of these shares.

     (3) Based on Schedule 13G filed by AIM Management Group Inc. on February 12, 1997. Such Schedule 13G indicates that AIM Management Group Inc. is the parent holding company for AIM Advisors, Inc. and AIM Capital Management Inc. and is the beneficial owner of 3,341,600 shares with shared power to vote or dispose of all of these shares

     (4) Based on a Schedule 13G filed by FMR Corp. on February 14, 1997. Such
         Schedule 13G indicates that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,890,900 shares as a result of acting as advisor to several investment companies and that Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 924,000 shares as a result of its serving as investment manager of institutional accounts. Edward C. Johnson 3rd, Chairman of FMR Corp., and Abigail P. Johnson each own 6.18% of the outstanding voting common stock of FMR Corp.

     (5) Mr. Adkins is Senior Vice President and Operations Manager of the Company. Mr. Adkins holds options to purchase 112,500 shares of Common Stock under the Company's 1992 Long-Term Incentive Plan, and as of April 2, 1997, 36,250 shares were exercisable within sixty (60) days.

     (6) Robert L. Barbanell has been a Director of the Company since June 23, 1995. Mr. Barbanell holds options to purchase 10,000 shares of Common Stock under the 1995 Non-Employee Directors' Plan, and as of April 2, 1997, all shares were exercisable within sixty (60) days.

     (7) David A. B. Brown has been a Director of the Company since June 23, 1995. Mr. Brown holds options to purchase 12,500 shares of Common Stock under the 1995 Non-Employee Directors' Plan, and as of April 2, 1997, all shares were exercisable within sixty (60) days.

     (8) Howard I. Bull has been a Director of the Company since June 23, 1995. Mr. Bull holds options to purchase 12,500 shares of Common Stock under the 1995 Non-Employee Directors' Plan, and as of April 2, 1997, all shares were exercisable within sixty (60) days.

     (9) Mr. Flores is a Director, Executive Vice President and Chief Financial Officer of the Company. Mr. Flores holds options to purchase 320,000 shares of Common Stock under the Company's 1992 Long-Term Incentive Plan, and as of April 2, 1997, 270,000 shares were exercisable within sixty (60) days.

    (10) Mr. Greak is Senior Vice President--Engineering of the Company. Mr. Greak holds options to purchase 151,800 shares of Common Stock under the Company's 1992 Long-Term Incentive Plan, and as of April 2, 1997, 120,550 shares were exercisable within sixty (60) days.

    (11) Mr. Gregory has been a Director of the Company since June 23, 1995. All of the shares indicated as owned by Mr. Gregory are owned directly by The Gregory Family Foundation, a tax-exempt charitable foundation, of which Mr. Gregory is President. Mr. Gregory holds options to purchase 12,500 shares of Common Stock under the 1995 Non-Employee Directors' Plan, and as of April 2, 1997, all shares were exercisable within sixty (60) days.


                                            (notes continued on following page)

  (12) Mr. Linneman, a Managing Director of Chase Securities Inc., is a Director of the Company. Mr. Linneman holds options to purchase 12,500 shares of Common Stock under the 1995 Non-Employee Directors' Plan, and as of April 2, 1997, all shares were exercisable within sixty (60) days.

  (13) Mr. Rask is a Director, President and Chief Executive Officer of the Company. Mr. Rask holds options to purchase 500,000 shares of Common Stock under the Company's 1992 Long-Term Incentive Plan, and as of
        April 2, 1997, no shares were exercisable within sixty (60) days.

  (14) Included are 486,800 shares subject to options held by the executive officers and directors which are exercisable within sixty (60) days of the date of April 2, 1997.

                         ITEM 1 - ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of seven directors. Seven directors will be elected at the 1997 Annual Meeting of Stockholders to serve until the next Annual Meeting of Stockholders or until the election and qualification of their respective successors.

        It is intended that the proxies received from holders of the Company's Common Stock, in the absence of contrary instructions, will be voted at the 1997 Annual Meeting for the election of the nominees for director whose names are set forth below. Although the Company does not contemplate that any of the nominees will be unable to serve, decline to serve, or otherwise be unavailable as a nominee at the time of the Annual Meeting, in such event the proxies will be voted in accordance with the authority granted in the proxies for such other candidate or candidates as may be nominated by the Board of Directors.
Each of the nominees named below has consented to being named in this proxy statement and to serve if elected.

        The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Under Texas law, an abstention would have the same legal effect as a vote against a director, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. Shareholders may not cumulate their votes in the election of directors.

NOMINEES FOR DIRECTOR

        The following table sets forth certain information as of April 2, 1997 for each nominee for director, including his name, age, position with the Company, and the year he became a director of the Company.

                                                                                                        Director
                     Name                  Age        Position with the Company                          Since
                     ----                  ---        -------------------------                         --------
        Robert L. Barbanell................ 66        Director                                            1995
        David A. B. Brown.................. 53        Director                                            1995
        Howard I. Bull..................... 56        Director                                            1995
        William H. Flores.................. 43        Executive Vice President, Chief
                                                      Financial Officer, Assistant Secretary
                                                      and Director                                        1990
        Nathaniel A. Gregory............... 48        Director                                            1995
        Christopher M. Linneman............ 37        Director                                            1994
        Jan Rask........................... 41        President, Chief Executive Officer
                                                      and Director                                        1996



         Robert L. Barbanell has been a Director of the Company since June 1995 and served as its interim President from May 9, 1996 to July 18, 1996. Mr. Barbanell has served as President of Robert L. Barbanell Associates, Inc., a financial consulting firm since July 1994. Mr. Barbanell was employed by Bankers Trust New York Corporation from June 1986 to June 1994 as Managing Director and from December 1981 to June 1986 as Senior Vice President. He is also a Director of Cantel Industries, Inc., Kaye Group, Inc. and Sentry Technology Corporation.

         David A. B. Brown has been a Director of the Company since June 1995. Mr. Brown has served as President of The Windsor Group, Inc., a strategy consulting firm, since 1984. Prior thereto, Mr. Brown was a partner of the Braxton Group, a strategy consulting firm. He also served as Chairman of the Board of the Comstock Group from 1988 to 1990. Mr. Brown is a Director of BTU International Inc. and EMCOR Group, Inc.

         Howard I. Bull has been a Director of the Company since June 1995. Mr. Bull has served as President, Director and Chief Executive Officer of Dal-Tile International Inc., a manufacturer and distributor of ceramic tile, since February 1994. Prior thereto, Mr. Bull served as President of the Air Conditioning Business Group of York International Corporation ("York") from May 1992 to February 1993 and as the President of the York Applied Systems Division of York from January 1990 to May 1992. From February 1979 to November 1990, Mr. Bull was employed by Baker Hughes, Inc. in several executive positions. Mr. Bull is a Director of National Oilwell.

         William H. Flores has been Executive Vice President, Chief Financial Officer, Assistant Secretary and Director since June 1996 and served as Senior Vice President, Chief Financial Officer, Assistant Secretary and Director since March 1990. Prior thereto, Mr. Flores served as Vice President--Finance for Keyes Offshore, Inc. since December 1986.

         Nathaniel A. Gregory has been a Director of the Company since June 1995. Mr. Gregory has served as Chairman and Chief Executive Officer of National Tank Company (Natco) since April 1993. Prior thereto, Mr. Gregory served as a Managing Director of Smith Barney from September 1991 to April 1993.

         Christopher M. Linneman has been a Director of the Company since 1994. Mr. Linneman has served as Managing Director of Chase Securities Inc. since May 1994. Prior thereto, he served as a Vice President of E. M. Warburg, Pincus & Co., Inc. from January 1992 to April 1994, and as an Associate thereof from April 1990 to December 1991.

         Jan Rask has been President, Chief Executive Officer and Director since July 1996. Mr. Rask served as President and Chief Executive Officer of Arethusa (Off-Shore) Limited from May 1993 until the acquisition of Arethusa by Diamond Offshore Drilling, Inc. in April 1996. Mr. Rask joined Arethusa's principal operating subsidiary in 1990 as its President and Chief Executive Officer.

BOARD OF DIRECTORS AND COMMITTEES


        The Company's Board of Directors currently has seven members. During 1996, the Board of Directors held sixteen meetings. In addition, some decisions made by the Board of Directors were formalized during 1996 through the execution of one unanimous written consent. The Board has three standing committees which are discussed below: (i) the Personnel and Compensation Committee, (ii) the Audit Committee and (iii) the Executive Committee; however, the Board does not have a nominating committee.

        PERSONNEL AND COMPENSATION COMMITTEE -- The Personnel and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee" currently consists of two members: David A. B. Brown (Chairman) and Howard I. Bull. The purpose of the Compensation Committee is to ensure that the Company has a broad plan of executive compensation that is competitive and motivating to the degree that it will attract, hold and inspire performance of managerial and other key personnel thereby enhancing the growth and profitability of the Company. During 1996, the Compensation Committee held six meetings.

        AUDIT COMMITTEE -- The Company's Audit Committee currently consists of three members: Robert L. Barbanell, Nathaniel A. Gregory and Christopher Linneman (Chairman). The functions of the Audit Committee include reviewing and examining monthly detailed reports submitted by the Chief Financial Officer of the Company, evaluating internal controls and recommending the engagement and continuation of independent auditors. During 1996, the Audit Committee held one meeting.

        EXECUTIVE COMMITTEE -- The Company's Executive committee currently consists of three members: Robert L. Barbanell, David A. B. Brown and Jan Rask. The Executive Committee was established to accelerate the process of reviewing projects to be proposed to the full Board and to facilitate the consummation of projects which have received prior Board approval. During 1996, the Executive Committee held one meeting.

DIRECTOR COMPENSATION AND EXPENSES

        Effective June 23, 1995, the Company's non-employee directors are paid a $12,000 annual cash retainer plus a cash payment of $500 per board meeting attended (whether by teleconference or otherwise) and a payment of $500 per committee meeting attended (whether by teleconference or otherwise). Non-employee directors who participate in a committee meeting or teleconference which is held on the same date as a board meeting receive $250 per committee meeting attended. Quarterly retainers to non-employee directors are also paid as follows: (i) Chairman of the Board, $10,000 per quarter; (ii) members of the Executive Committee (excluding the Chairman of the Board), $5,000 per quarter and (iii) Chairman of both the Audit Committee and Personnel and Compensation Committee, $500 per quarter for serving in such capacity. In addition, pursuant to the Company's 1995 Non-Employee Directors' Plan (the "Directors' Plan"), each non-employee director is entitled to an initial option to purchase 10,000 shares of the Company's Common Stock upon a non-employee director's initial election to the Board of Directors (or effectiveness of the Directors' Plan), and an option to purchase 2,500 shares of the Company's Common Stock upon each successive election to the board of directors. In addition, the Directors' Plan provides semi-annual awards to each non-employee director of a number of shares of the Company's Common Stock having an initial market value of $6,000 per grant.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

        The following table sets forth information with respect to the executive officers of the Company:

                          SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                            --------------------------
                                           ANNUAL COMPEMSATION                 AWARDS
                                  -----------------------------------        ----------
                                                               OTHER         SECURITIES
                                                               ANNUAL        UNDERLYING    RESTRICTED    ALL OTHER
      NAME AND                                                 COMPEN-         STOCK         STOCK         COMPEN-
 PRINCIPAL POSITION        YEAR    SALARY         BONUS        SATION         OPTIONS       AWARDS(1)     SATION(2)
--------------------       ----  ----------   ------------   ----------     ------------    ----------    ---------
Robert L. Barbanell(3)     1996  $   18,976   $         --   $       --             --      $ 128,330     $  1,575
Director, Chairman
of the Board &
President

William O. Keyes(4)        1996     200,016             --      125,000 (5)         --            --        11,097
Director, Chairman         1995     200,016             --           --        100,000            --        22,851
of the Board,              1994     180,000         65,000           --             --            --        18,840
President & CEO

Jan Rask(6)                1996     136,538         98,269           --        500,000            --         2,921
Director, President,
& CEO

William H. Flores          1996     183,337         94,675           --             --            --        14,837
Director, EVP              1995     149,014             --           --        100,000            --         8,300
CFO & Asst. Secr.          1994     140,016         44,500           --             --            --         7,756

Gerald T. Greak            1996     133,200         39,960           --             --            --        11,800
SVP--Engineering           1995     126,432             --           --         25,000            --        10,033
                           1994     126,432         15,000           --             --            --         9,395

Hugh L. Adkins             1996     135,000         67,500           --             --            --        11,357
SVP--Operations Mgr        1995     126,480             --           --         75,000            --         8,332
                           1994     115,032         17,250           --             --            --         8,527

Danny R. Richardson(7)     1996      62,494         31,197           --        125,000            --           937
VP--Marketing

Footnotes:

   (1) Dollar values of restricted Common Stock awards ("Restricted Shares") shown in the table are based on the closing price of the Common Stock on the day preceding the grant date ($9-5/8 on May 9, 1996) and represent 13,333 shares granted to Mr. Barbanell in recognition of his service as the Company's interim President. One-half of these Restricted Shares vested on May 10, 1996 and the other half vested January 1, 1997.

   (2) "All Other Compensation" includes the value of group life insurance benefits provided on behalf of each respective executive officer, benefits related to the Marine Drilling Companies 401(k) Profit Sharing Plan including the value of the Company's matching contributions up to 5% of qualified compensation and accrued benefits related to the Marine Drilling Companies, Inc. Executive Deferred Compensation Plan effective December 31, 1994 including the value of the Company's matching contributions up to 5% of qualified compensation. The amounts reported are set forth in detail below:

                                                                                                         Deferred
                                                                 Group Life            401(k)            Compen-
                         Name                     Year            Insurance             Plan            sation Plan
                  -------------------             ----           -----------          ---------         -----------
                  Robert L. Barbanell              1996           $    1,575          $      --         $     --

                  William O. Keyes                 1996           $    6,930          $   4,167         $     --
                                                   1995               11,340              7,500            4,011
                                                   1994               11,340              7,500               --

                  Jan Rask                         1996           $      421          $   2,500         $     --

                  William H. Flores                1996           $      969          $   7,500         $  6,368
                                                   1995                  800              7,500               --
                                                   1994                  755              7,001               --

                  Gerald T. Greak                  1996           $    3,142          $   7,500         $  1,158
                                                   1995                2,961              7,072               --
                                                   1994                1,895              7,500               --

                  Hugh L. Adkins                   1996           $    1,232          $   7,500         $  2,625
                                                   1995                1,145              7,187               --
                                                   1994                1,027              7,500               --

                  Danny R. Richardson              1996           $      937          $      --         $     --


   (3) Mr. Barbanell served as interim President of the Company from May 9, 1996 to July 18, 1996.

   (4)  Mr. Keyes served as CEO from January 1, 1996 to May 9, 1996.

   (5)  Amounts paid in 1996 pursuant to a post-employment consulting agreement.

   (6)  Mr. Rask became an officer of the Company on July 18, 1996.

   (7)  Mr. Richardson became an officer of the Company on July 15, 1996.

OTHER MATTERS

         EMPLOYMENT AGREEMENTS -- The Company has entered into Employment Agreements with two executive officers, Jan Rask and William H. Flores. These agreements generally provide that these persons will receive severance pay equal to one year's base salary and benefits if their employment is terminated for any reason other than a change in control as defined in the Company's 1992 Long-Term Incentive Plan. In the event of a termination arising from a change in control, each person will receive a termination payment equal to 200% of their then current annual base salary. The agreements provide for (i) accelerated vesting of all stock options in the event of a change in control and (ii) accelerated vesting of all stock options in the event of termination of employment with certain limited exceptions.

        SEVERANCE AGREEMENTS -- The Company has entered into severance agreements with six other officers and key personnel. These agreements generally provide that the covered persons will receive severance pay equal to 100% to 200% of their then current base salary and specified employee benefits (depending on the person) in the event of an involuntary termination as defined in the agreements. The agreements also provide for the accelerated vesting of stock options granted prior to December 31, 1995 in the event of an involuntary termination and for the accelerated vesting of all stock options in the event of a change in control.

        DEFERRED COMPENSATION PLAN -- The Company adopted the Marine Drilling Companies, Inc. Deferred Compensation Plan (the "Management Plan") effective December 31, 1994. The Management Plan was amended and restated effective July 1, 1996. Eligibility for plan participation is determined by the plan's administrative committee which consists of Mr. Adkins and Mr. Flores. At April 9, 1997, eleven of the Company's management employees were eligible to participate in the plan, of which six were actively participating. Under the Management Plan, the participating employees may elect (i) to defer up to 80% of compensation after reaching the annual deferral limitations applicable to the Company's 401(k) plan and (ii) to defer any excess Company matching contributions refunded by the Company's 401(k) plan. The Company matches participants' contributions to the Management Plan on a dollar-for-dollar basis up to 5% of their eligible compensation. All participant deferrals and Company matching contributions are deposited into a Rabbi trust established for the Management Plan and administered by Merrill Lynch Trust Company of Texas who also serves as trustee. As of December 31, 1996, the assets held by the Management Plan totaled approximately $102,000. The assets held by the trust on behalf of the Management Plan are subject to the claims of the Company's creditors.

STOCK OPTIONS

        The following table contains certain information with respect to stock options granted to the named Executive Officers and Non-Employee Directors in 1996 under the Marine Drilling 1992 Long-Term Incentive Plan and the 1995 Non-Employee Directors' Plan:

                          STOCK OPTION GRANTS IN 1996



                                        INDIVIDUAL GRANTS
                           ------------------------------------------------
                                      PERCENT OF                               POTENTIAL REALIZABLE VALUE AT ASSUMED
                                      TOTAL OPTIONS                                 ANNUAL RATES OF STOCK PRICE
                                       GRANTED TO  EXERCISE OR                   APPRECIATION FOR OPTION TERM(2)
                           OPTIONS      EMPLOYEES   BASE PRICE  EXPIRATION     -----------------------------------
       NAME                GRANTED(1)    IN 1996    ($/SHARE)      DATE        0%          5%             10%
       ----                ---------- ------------- ---------   ----------     --  ---------------  ---------------
Executive Officers --
  William O. Keyes                 --          --   $     --        --         --    $         --   $           --
  Jan Rask                    500,000        61.5%       8.94   06/17/2006     --       2,810,356        7,122,025
  William H. Flores                --          --         --        --         --              --               --
  Hugh L. Adkins                   --          --         --        --         --              --               --
  Gerald T. Greak                  --          --         --        --         --              --               --
  Danny R. Richardson         125,000        15.4%      10.38   07/15/2006     --         815,593        2,066,881

Non-Employee Directors --
  Robert L. Barbanell              --         N/A         --        --         --              --               --
  David A. B. Brown             2,500         N/A       9.63    05/09/2006     --          15,132           38,349
  Howard I. Bull                2,500         N/A       9.63    05/09/2006     --          15,132           38,349
  Nathaniel A. Gregory          2,500         N/A       9.63    05/09/2006     --          15,132           38,349
  Christopher M. Linneman       2,500         N/A       9.63    05/09/2006     --          15,132           38,349

  Gain for all shareholders
     At Assumed Rates for
     Appreciation(3)                                                           --    $634,699,854   $1,608,454,046

(1) Reflects options to purchase the indicated numbers of shares of the Company's Common Stock. All options granted to the named executive officers were granted under the Marine Drilling 1992 Long-Term Incentive Plan at exercise prices equal to the closing market price of the Common Stock on the date preceding the grant date and typically vest over a three or four year period. All options granted to the named Non-Employee Directors were granted under the Marine Drilling Companies, Inc. Non-Employee Directors' Plan at exercise prices equal to the closing market price of the Common Stock on the date preceding the grant date and typically vest over a one year period. If a "change in control" (as defined in the plans) occurs, all options then outstanding shall become fully exercisable, and, unless otherwise determined by the Compensation Committee, the value of outstanding options (other than those granted within the prior six months to persons subject to Section 16 of the Securities Exchange Act of 1934) will be cashed out on the basis of the highest price paid (or offered) during the preceding 60 day period.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the SEC, and, therefore, are not intended to forecast possible future appreciation, if any, of the stock price. There can be no assurance that the amounts reflected in this table will be achieved.


(3) Amounts were determined based on 51,262,519 shares of the Company's Common Stock outstanding on December 31, 1996, using the Common Stock closing price on December 31, 1996 ($19-11/16) as the base price.

        The following table sets forth information with respect to each named person concerning the exercise of options during the last fiscal year and the number of shares covered by all exercisable and non-exercisable stock options held by the named persons at the end of the fiscal year.

                        AGGREGATED 1996 OPTION EXERCISES
                           AND YEAR-END OPTION VALUES

                                OPTIONS EXERCISED                                          VALUE OF UNEXERCISED
                             ------------------------       NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                               SHARES                        OPTIONS AT 12/31/96                12/31/96 (1)
                              ACQUIRED       VALUE      -----------------------------  ----------------------------
         NAME               ON EXERCISE     REALIZED    EXERCISABLE     UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
         ----               -----------   -----------   -----------     -------------  ------------   -------------
Executive Officers --
  William O. Keyes...........  300,000    $2,301,875             --               --   $         --   $         --
  Jan Rask...................       --            --             --          500,000             --      5,375,000
  William H. Flores..........   80,000     1,022,375        245,000           75,000      4,485,937      1,289,062
  Gerald T. Greak............  150,000       931,875        114,300           37,500      2,010,529        578,905
  Hugh L. Adkins.............  188,020       980,800         37,500           75,000        691,406      1,223,436
  Danny R. Richardson........       --            --         25,000          100,000        232,812        931,250

Non-Employee Directors --
  Robert L. Barbanell........       --            --         10,000               --        156,875             --
  David A. B. Brown..........       --            --         10,000            2,500        156,875         25,156
  Howard I. Bull.............       --            --         10,000            2,500        156,875         25,156
  Nathaniel A. Gregory.......       --            --         10,000            2,500        156,875         25,156
  Christopher M. Linneman....       --            --         10,000            2,500        156,875         25,156


(1) This valuation represents the difference between $19-11/16, the closing price of the Common Stock on the Nasdaq Stock Market on December 31, 1996, and the respective exercise prices of the stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The directors and officers of the Company have no interlocking relationships with the compensation committees (or their equivalent) of any other entity.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, file by specific dates with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report in this proxy statement any failure to file by the relevant due date any of these reports during the preceding fiscal year.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were timely satisfied.

                  PERSONNEL AND COMPENSATION COMMITTEE REPORT
                        REGARDING EXECUTIVE COMPENSATION

COMPENSATION POLICY REGARDING EXECUTIVE OFFICERS

        The Compensation Committee is responsible for the design of the Company's compensation and incentive programs. The Compensation Committee is composed of the undersigned individuals who are non-officer directors. The Compensation Committee's goal is to develop and implement compensation and incentive programs which cause the Company's officers and employees to focus on increasing shareholder value as well as attracting, retaining and motivating employees who are capable of furthering that goal.

        The Compensation Committee has established a three-part program with respect to employee compensation. The first component involves providing base salaries which approximate the average for companies comprising the offshore contract drilling industry. With respect to the establishment of compensation for each executive officer, the Compensation Committee considers an individual's past performance and skills, as well as the individual's ability to enhance shareholder value. The second and third components are incorporated into the design of the Marine Drilling 1992 Long-Term Incentive Plan (the "Plan"). The second component provides for the payment of performance bonuses which are based upon (i) the Company's financial performance as compared to a peer group of publicly traded offshore drilling contractors, (ii) each individual employee's performance in furtherance of the Company's financial performance and the attainment of the Company's goals with respect to its safety record, customer satisfaction and operational performance, and (iii) each employee's achievement of individual objectives (as applicable). During 1996, the Company's executives received bonuses which reflected their individual attainment of goals as described in (ii) and (iii) above, as well as the Company's financial performance as described in (i). The third component provides for the grant of long-term equity-based incentives through the utilization of stock options, restricted stock and stock appreciation rights in order to maintain a continuing emphasis on increasing shareholder value. In 1996, the Company awarded options for 625,000 shares of Common Stock to the executives named herein.

        At the Compensation Committee's recommendation, the Company modified the base salary and bonus components of its compensation program for 1995 and subsequent years. Base salaries were set at levels which approximate the average for energy service companies of similar size based upon a formal outside review conducted in late 1994 and updated in late 1996. In addition, in late 1995, the Company modified its bonus program for 1995 and subsequent years. Bonuses are now based upon the Company's financial performance as compared to a peer group of publicly traded offshore drilling companies. For this purpose, the financial performance of each company are determined by calculating the amount of each company's earnings before interest, depreciation, amortization and taxes ("EBITDA") and dividing the Company's EBITDA by the fair market value of its operating assets. The respective percentages of each company are then ranked and converted to a percentile format. The Company must achieve a percentile ranking of 50% or more for bonuses to be awarded. At the 50th percentile, bonuses equal to twelve percent (12%) of base salary would be eligible to be awarded. The maximum bonus amount eligible to be awarded under this program is equal to 50% of base salary and is payable if the Company's financial performance is in the 90th percentile or better. All amounts eligible to be awarded are adjusted to reflect each employee's respective performance.

        The Omnibus Budget Reconciliation Act of 1993 (the "Act") imposes a limit of $1 million on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to each of its five most highly compensated officers, subject to certain exceptions. While the Compensation Committee cannot predict with certainty how the Company's executive compensation might be affected in the future by the Act or regulations issued thereunder, the Compensation Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Company's executive compensation program as described in this report. The Restatement described in Item 2 herein is intended to help achieve this objective.

DISCUSSION REGARDING COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        The Compensation Committee established the 1996 base salary of the Company's Chief Executive Officer at $300,000, a level which it believes is approximately average for companies of comparable size in the offshore drilling industry. During 1996, the Company granted Mr. Rask stock options of significant size (500,000 shares) which its believes will maintain a close alignment between Mr. Rask's performance and the shareholder value of the Company. Mr. Rask was paid a performance bonus in 1997 pursuant to the Plan in the amount of $98,269 as determined by the Company's 1996 financial performance and Mr. Rask's contributions to the Company's attainment of its performance objectives for that year. The Compensation Committee believes that Mr. Rask's experience, reputation, performance and impact on the Company's performance justify and reaffirm his compensation and incentive package.




April 9, 1997                       The Personnel and Compensation Committee



                                    David A. B. Brown
                                    Howard I. Bull

                     CUMULATIVE TOTAL SHAREHOLDER RETURN OR

                         COMPARATIVE STOCK PERFORMANCE

        The line graphs on the following page compare the changes in the cumulative total shareholder returns from the beginning of January 1992 through the end of 1996 of (i) the Company, (ii) the CRSP Total Return Index for the NASDAQ Stock Market (the "NASDAQ Index"), (iii) the Simmons & Company International Offshore Drillers Index (the "SCI Index") and (iv) the Peer Group defined below. Due to the significant change in the Company's capital structure pursuant to the Recapitalization and its financial results since that time, the Company has also included a graph illustrating its performance since December 31, 1992 as compared to the NASDAQ Index, the SCI Index and the Peer Group.

        The companies that comprise the SCI Index include the Company; Atwood Oceanics, Inc.; Cliffs Drilling Company; Diamond Offshore Drilling, Inc.; ENSCO International, Inc.; Falcon Drilling Company, Inc.; Global Marine, Inc.; Noble Drilling Corporation; Reading & Bates Corporation; Rowan Companies, Inc.; Smedvig a.s.; and Transocean Offshore Inc. In connection with the Company's proxy statement dated April 4, 1996, the Company created a new peer group (the "Peer Group") against which to compare its relative shareholder returns in lieu of using the SCI Index. The Company created the Peer Group in response to the widening variances in the market conditions for the two primary rig types operated by the companies in the SCI Index. The principal rig types applicable to these companies included (i) bottom supported rigs (primarily jack-up rigs) and (ii) deepwater rigs (primarily semi-submersibles and drillships). During late 1995 and early 1996, market conditions for deepwater rigs had improved considerably more than the market for bottom supported rigs. Later, during 1996 and early 1997, however, the following events occurred - (i) the bottom supported rig market began to show significant improvement, (ii) the Company elected to begin competing in the deepwater sector, (iii) two of the companies in the Peer Group elected to enter the deepwater sector, (iv) one of the companies in the Peer Group was acquired by another in that group and (v) a company not originally included in the Peer Group elected to enter the bottom supported drilling sector. In light of the foregoing, the Company has elected to continue using the SCI Index as its peer group index, and, accordingly, will discontinue using the Peer Group for future years. The graphs on the following page assume that $100 was invested in each of these categories on December 31, 1991 or December 31, 1992, and that all dividends were re-invested. The Company has not paid any cash dividends during the periods covered by the graphs.

                 COMPARISON OF TOTAL RETURNS AMONG THE COMPANY,

                 THE NASDAQ INDEX, THE SCI INDEX AND PEER GROUP



                                   [GRAPH]

------------------- --------- --------- --------- ---------- --------- ---------
                     DEC 91    DEC 92    DEC 93    DEC 94     DEC 95    DEC 96
------------------- --------- --------- --------- ---------- --------- ---------
THE COMPANY           100          32     147          77      131       504
------------------- --------- --------- --------- ---------- --------- ---------
NASDAQ INDEX          100         116     134         131      185       227
------------------- --------- --------- --------- ---------- --------- ---------
SCI INDEX             100         104     174         143      275       653
------------------- --------- --------- --------- ---------- --------- ---------
PEER GROUP            100         116     208         160      297       701
------------------- --------- --------- --------- ----------  -------- ---------


                                    [GRAPH]

------------------- --------- --------- --------- --------- ----------
                     DEC 92    DEC 93    DEC 94    DEC 95    DEC 96
------------------- --------- --------- --------- --------- ----------
THE COMPANY           100       460       240       410        1575
------------------- --------- --------- --------- --------- ----------
NASDAQ INDEX          100       115       112       159         195
------------------- --------- --------- --------- --------- ----------
SCI INDEX             100       168       138       266         630
------------------- --------- --------- --------- --------- ----------
PEER GROUP            100       179       138       256         602
------------------- --------- --------- --------- --------- ----------

                     DESCRIPTIONS FOR COMPARATIVE GRAPHS IN
                  1997 PROXY TO BE USED FOR EDGARIZED DOCUMENT


Graph 1  (page 17, upper left)

The value of $100.00 invested in the Company at December 31, 1991 was $32.00, $147.00, $77.00, $131.00 and $504.00 as of December 31, 1992, 1993, 1994, 1995
and 1996, respectively.

The value of $100.00 invested in the stocks represented by the NASDAQ Index (including reinvestment of dividends) as of December 31, 1991 was $116.00, $134.00, $131.00, $185.00 and $227.00 as of December 31, 1992, 1993, 1994, 1995
and 1996, respectively.

The value of $100.00 invested in the stocks represented by the SCI Index (including reinvestment of dividends) as of December 31, 1991 was $104.00, $174.00, $143.00, $275.00 and $653.00 as of December 31, 1992, 1993, 1994, 1995
and 1996, respectively.

The value of $100.00 invested in the stocks represented by the Peer Group (including reinvestment of dividends) as of December 31, 1991 was $116.00, $203.00, $157.00, $290.00 and $689.00 as of December 31, 1992, 1993, 1994, 1995
and 1996, respectively.







Graph 2  (page 17, lower right)

The value of $100.00 invested in the Company at December 31, 1992 was $460.00, $240.00, $410.00 and $1,575.00 as of December 31, 1993, 1994, 1995 and 1996,
respectively.

The value of $100.00 invested in the stocks represented by the NASDAQ Index (including reinvestment of dividends) as of December 31, 1992 was $115.00, $112.00, $159.00 and $195.00 as of December 31, 1993, 1994, 1995 and 1996,
respectively.

The value of $100.00 invested in the stocks represented by the SCI Index (including reinvestment of dividends) as of December 31, 1992 was $168.00, $138.00, $266.00 and $630.00 as of December 31, 1993, 1994, 1995 and 1996,
respectively.

The value of $100.00 invested in the stocks represented by the Peer Group (including reinvestment of dividends) as of December 31, 1992 was $179.00, $138.00, $256.00 and $602.00 as of December 31, 1993, 1994, 1995 and 1996,
respectively.

                     ITEM 2 - AMENDMENT AND RESTATEMENT OF

                  THE COMPANY'S 1992 LONG-TERM INCENTIVE PLAN

         At the Annual Meeting, the shareholders will be asked to approve an amendment and restatement (the "Restatement") of the 1992 Long-Term Incentive Plan (the "Incentive Plan"). The primary purposes of the Restatement are to (i) qualify income generated in connection with the exercise of certain stock options and stock appreciation rights as "performance-based" for purposes of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) eliminate certain restrictions and limitations that were originally included because of requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), that are no longer applicable and (iii) extend the term of the Incentive Plan from September 14, 2002 to May 8, 2007.

         The Incentive Plan originally became effective on September 14, 1992. The Restatement was unanimously approved by the Board of Directors on February 26, 1997, subject to shareholder approval at the Annual Meeting. If the Restatement is not approved by the shareholders of the Company at the Annual Meeting, then no further awards will be granted under the Incentive Plan from and after the date of the Annual Meeting.

SUMMARY OF THE INCENTIVE PLAN

         The following general description of certain features of the Incentive Plan, as amended and restated by the Restatement, is qualified in its entirety by reference to Annex A. Annex A is marked to reflect the proposed changes to the Incentive Plan as originally adopted.

         General. The Incentive Plan authorizes the compensation committee of the Board of Directors or another designated committee of the Board of Directors (the "Compensation Committee") to grant to eligible employees of the Company (including its subsidiaries and affiliates) (i) stock options, (ii) stock appreciation rights ("SARs"), (iii) restricted stock and (iv) performance awards payable in cash. The Incentive Plan provides that the members of the Compensation Committee shall be both Non-Employee Directors meeting the requirements of Rule 16b-3 and outside directors within the meaning of Section 162(m) of the Code.

         Pursuant to the terms of the Incentive Plan, an aggregate of 10,000,000 shares (subject to the restrictions described herein) of Common Stock were originally available for distribution pursuant to stock options, SARs and restricted stock. The number of shares of Common Stock available for distribution under the Incentive Plan is further limited to the extent that no stock options, SARs or restricted stock may be issued if immediately after such issuance the number of shares subject to stock options, SARs and restricted stock awards would exceed 5% of the shares of Common Stock then outstanding. Awards aggregating 3,927,413 shares of Common Stock have been previously awarded under the Incentive Plan, of which, awards aggregating 1,899,630 shares of Common Stock were outstanding as of April 2, 1997. The Restatement does not increase the number of shares of Common Stock available for award under the Incentive Plan. Notwithstanding any provision in the Incentive Plan to the contrary, the maximum number of shares of Common Stock that may be subject to stock options and SARs granted to any one individual during any calendar year may not exceed 750,000 shares. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated in connection with stock options and SARs awarded under the Incentive Plan by the Compensation Committee to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to stock options and SARs that are canceled or repriced. The shares of Common Stock subject to any stock option or SAR that terminates without a payment being made would again become available for distribution pursuant to the Incentive Plan.

         Eligibility. Officers and other employees of the Company and its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the Company (currently approximately 100 persons) are eligible to receive stock options, SARs, restricted stock and performance awards under the Incentive Plan. The amount and timing of future awards under the Incentive Plan are within the discretion of the Compensation Committee and are not presently determinable.

         Administration. The Incentive Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the officers and other employees and persons eligible for awards, the individuals to whom awards are granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the Incentive Plan. The Incentive Plan permits the Compensation Committee to delegate to an officer of the Company the authority, subject to guidelines prescribed by the Committee and approved by the Board and subject to applicable law, to grant stock options, SARs and restricted stock to employees who are not "executive officers" of the Company and to make certain determinations with respect to such grants.

         Performance Awards. The Compensation Committee is also authorized to grant performance awards under the Incentive Plan. Such awards will be earned only if corporate or individual performance objectives over designated periods ("Performance Periods") are met. Performance objectives may vary from participant to participant, group to group and period to period. Unless otherwise determined by the Compensation Committee, performance awards generally are paid out on a prorated basis in the event of termination due to Retirement (as hereinafter defined), death or disability and will be forfeited in the event of other types of termination. The Incentive Plan defines "Retirement" as retirement from active employment at or after age 55 under circumstances that the Compensation Committee, in its sole discretion, deems equivalent to retirement. Performance awards will be payable in cash currently or on a deferred basis with such interest as the Compensation Committee shall determine.

         Stock Options. The Incentive Plan permits the granting of incentive stock options, within the meaning of Section 422 of the Code ("ISOs"), and options which do not constitute ISOs ("Non-Qualified Options"). The option exercise price for each share covered by an option, unless a higher price is determined by the Compensation Committee, is generally the fair market value of each share on date of grant, except with respect to options issued in a transaction to which Section 424(a) of the Code applies. As of April 9, 1997, the last sale price of the Common Stock as reported on the Nasdaq National Market was $17 1/2 per share.

         The term of each option is fixed by the Compensation Committee but may not exceed 10 years from date of grant. The Compensation Committee determines at which time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee. Stock options are evidenced by option agreements, the terms and provisions of which may differ. No stock option is transferable by the optionees other than by will or by the laws of descent or distribution or, in the case of a Non-Qualified Option, with the consent of the Compensation Committee or pursuant to a qualified domestic relations order.

         The option exercise price must be paid in full in cash or, if the Compensation Committee so determines, in full or in part by delivery of unrestricted shares of Common Stock valued at their fair market value on the exercise date.

         In the event of termination of employment by reason of Retirement, long-term disability or death, an option may thereafter be exercised (to the extent it was then exercisable) for such periods as the Compensation Committee shall determine at the time of grant or until the expiration of the stated term of the option whichever period is shorter. If any optionee whose employment is terminated by reason of Retirement or long-term disability dies while the option is still exercisable, the option will be exercisable for one year following death, subject to the stated term of the option. The Compensation Committee will be permitted at or after date of grant to provide for acceleration of the exercisability of options upon termination of employment by reason of Retirement, disability or death.

         Unless otherwise determined by the Compensation Committee, if an optionee's employment terminates for any reason other than Retirement, disability or death, his or her options will terminate, except that such options, to the extent then exercisable or on such accelerated basis as the Compensation Committee may determine, may be exercised for the lesser of one year from termination of employment or the balance of such option's term. If the optionee whose employment is terminated under these circumstances dies while the option is still exercisable, the option will be exercisable for one year following death or until the expiration of the stated term of the option, whichever is shorter.

         The Incentive Plan also permits the Compensation Committee to cash out all or a portion of the shares of Common Stock for which an option is being exercised and to settle the value of such option in the form of cash or Common Stock.

         To qualify as ISOs, options must meet additional Federal income tax requirements. Under current law, these requirements include a limitation on the value of ISOs that become exercisable for the first time in a calendar year with respect to any optionee.

         No taxable income will be realized by an optionee upon the grant or exercise of an ISO. The optionee however, must include in alternative minimum taxable income the excess of the fair market value of shares acquired upon exercise of an ISO over the exercise price paid for such shares. If the optionee exercises and disposes of the shares in the same year and the amount realized is less than the fair market value on the exercise date, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis in the shares. If shares of Common Stock are issued to an optionee pursuant to the exercise of an ISO and if no disposition of such shares is made within two years after date of grant or within one year after the transfer of such shares to such optionee, then, upon the sale of such shares, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and no deduction will be allowed to the optionee's employer for Federal income tax purposes.

         If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee in most instances will realize ordinary income in the year of such disqualifying disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof and the optionee's employer will be entitled to deduct such amount. Any additional gain realized by the participant will be taxed as short term or long-term capital gain, as the case may be, and will not result in any deduction by the employer.

         If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as a Non-Qualified Option. Subject to certain exceptions for disability or death, an ISO generally will not be eligible for the tax treatment described above if it is exercised more than three months following the termination of employment.

         No income will be realized by an optionee at the time a Non-Qualified Option is granted. In most instances, ordinary income will be realized by the optionee upon exercise in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price (the amount paid for the shares) and the optionee's employer will be entitled to a tax deduction in the same amount. At disposition, appreciation (or depreciation) after the date of exercise will be treated as either short term or long-term capital gain (or loss) depending on how long the shares have been held.

         Stock Appreciation Rights. The Compensation Committee may also grant non-transferable SARs in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash and/or Common Stock (as determined by the Compensation Committee) equal in value to the increase since date of grant in the fair market value of the shares covered by such right.

         Restricted Stock. The Compensation Committee is also authorized to award shares of Common Stock that are subject to certain conditions set forth in the Incentive Plan and such other conditions and restrictions as the Compensation Committee may determine, which may include the attainment of performance goals. The Compensation Committee may or may not require the payment of any consideration in connection with restricted stock awards.

         Prior to the lapse of restrictions on shares of restricted stock, the participant will have all rights of a shareholder with respect to the shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the participant's restricted stock agreement.

         The Company will deliver to each recipient of a restricted stock award a restricted stock agreement, setting forth the restrictions to which the shares are subject and date or dates on which the restrictions will lapse. The Compensation Committee may permit such restrictions to lapse in installments within the restricted period and may accelerate or waive such restrictions at any time. Shares of restricted stock will be non-transferable, and, if a participant to whom shares of restricted stock are granted terminates employment for any reason prior to the lapse or waiver of the restrictions, the Compensation Committee will have the right to cause the forfeiture of the shares. If the Compensation Committee determines that special hardship circumstances have occurred with respect to a participant whose employment is terminated for any reason, it may waive, in whole or in part, any remaining restrictions with respect to the restricted stock.

         Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and regulations issued thereunder, the Company believes that the income generated in connection with the exercise of stock options and SARs granted by the Compensation Committee under the Incentive Plan should qualify as performance-based compensation and, accordingly, the Company's deductions for such compensation should not be limited by Section 162(m) of the Code. Other awards granted under the Incentive Plan will not qualify as performance-based compensation, and accordingly, the Company's compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitations.

         "Unfunded" Status. It is presently intended that the Incentive Plan constitute an "unfunded" plan for incentive compensation. The Compensation Committee may authorize the creation of trusts and other arrangements to facilitate or ensure payment of the Company's obligations, provided that such trusts and arrangements are consistent with the "unfunded" status of the Incentive Plan (unless the Compensation Committee otherwise determines).

         Amendment and Termination. The Board is permitted to terminate or suspend the Incentive Plan at any time, but without the participant's consent, such termination or suspension shall not affect adversely any stock options, SARs, restricted stock awards or performance awards then outstanding. The Board will be permitted to amend the Incentive Plan but, without the prior approval of the shareholders, will not be permitted to make any amendment that would increase the number of shares that may be issued under the Incentive Plan or change the class of individuals eligible to receive performance awards, restricted stock, stock options, or SARs under the Incentive Plan. The Compensation Committee may amend the term of any award or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without the holder's consent.

         Change in Control Provisions. The Incentive Plan provides that in the event of a "Change in Control" (as defined in the Incentive Plan), all stock options and SARs will become immediately exercisable, the restrictions applicable to outstanding restricted stock awards will lapse, and, unless otherwise determined by the Compensation Committee, the value of outstanding stock options, SARs and restricted stock awards will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period. In addition, outstanding performance awards will be vested and paid out on a prorated basis, based on the target values of such awards and the number of months elapsed compared to the total number of months in the Performance Period. At any time prior to or after a Change in Control, the Compensation Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it deems appropriate.

         Term of Plan. No stock option or SAR shall be granted or award of restricted stock made on or after May 8, 2007, but any such awards granted prior to such date may extend beyond such date. There shall be no time limitation with respect to the granting of performance awards.

         Required Vote. The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting is required for approval of the Incentive Plan. Under Texas law, an abstention would have the same effect as a vote against approval of the Incentive Plan, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. If shareholder approval is not obtained, the Restatement will not become effective and the Company will not grant any further awards under the Incentive Plan from and after the date of the Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        None.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The firm of KPMG Peat Marwick LLP has been selected as Auditor of the Company for the 1997 calendar year. That firm served as Auditor of the Company for the 1996 calendar year. A representative of KPMG Peat Marwick LLP will be in attendance at the Annual Meeting with the opportunity to make a statement and to be available to respond to appropriate questions.

STOCKHOLDERS' PROPOSALS

        Pursuant to the Securities Exchange Act of 1934, as amended, and regulations thereunder, individual stockholders have a limited right to propose for inclusion in the proxy statement a single proposal for action to be taken at the Annual Meeting of Stockholders. Proposals intended to be presented at the Annual Meeting to be held in 1998 must be received by the Company's principal executive offices no later than December 31, 1997. They may be addressed to the Secretary of the Company at One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556.

OTHER MATTERS

        While management has no reason to believe that any other business will be presented, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders. The approval of such other matters will require the affirmative vote of the majority of the shares of Common Stock represented at the meeting and eligible to vote thereon, in person or by proxy.

                                                 MARINE DRILLING COMPANIES, INC.



                                                 By  Joan R. Smith
                                                 Secretary

Sugar Land, Texas
April 9, 1997

                                                                        ANNEX A


               THE MARINE DRILLING 1992 LONG-TERM INCENTIVE PLAN
             (As Amended and Restated Effective as of May 9, 1997)


Section 1.  Purpose; Definitions.


The purpose of the Plan is to give the Company a significant advantage in attracting, retaining and motivating key employees and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value. The Plan as set forth herein constitutes an amendment and restatement of the Plan as previously adopted by the Company, and shall supersede and replace in its entirety such previously adopted plan. This amendment and restatement of the Plan shall be effective as of May 9, 1997, provided this amendment and restatement of the Plan is approved by the stockholders of the Company on such date at the Company's 1997 Annual Meeting of Stockholders. If this amendment and restatement of the Plan is not so approved by the stockholders, then no Performance Awards, Restricted Stock, Stock Options, or Stock Appreciation Rights shall be granted under the Plan on or after May 9, 1997.


For purposes of the Plan, the following terms are defined as set forth below:

    a.  "Board" means the Board of Directors of the Company.

    b. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

    c. "Commission" means the Securities and Exchange Commission or any successor agency.

    d.  "Committee" means the Committee referred to in Section 2.

    e. "Company" means Marine Drilling Companies, Inc., a corporation organized under the laws of the State of Texas, or any successor corporation.

    f. "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.


    g. "Disinterested Person" means a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3.


    h. "Exercise Period" means the 60-day period from and after a Change in Control (as defined in Section 9(b)).

    i. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

    j. "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Stock on the Nasdaq Stock Market or, if no such sale of Stock occurs on such date, the fair market value of the Stock as determined by the Committee in good faith.

    k. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

    l. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.


    m. "Outside Director" means a member of the Board who qualifies as an outside director as defined in Section 162(m) of the Code and applicable interpretive authority thereunder.

    n.  "Performance Award" means an award made by the Committee pursuant to
        Section 4.

    o. "Performance Period" means the one-year or greater period during which a Performance Award can be earned as determined by the Committee pursuant to Section 4(a).

    p. "Plan" means The Marine Drilling 1992 Long-Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

    q.  "Restricted Stock" means an award made by the Committee pursuant to
        Section 8.

    r.  "Restriction Period" means the period set by the Committee pursuant to
        Section 8(c)(i) during which the recipient of a Restricted Stock Award may not sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

    s. "Retirement" means termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

    t.  "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under
        Section 16(b) of the Exchange Act, as amended from time to time.

    u. "Spread Value" means with respect to a share of Stock subject to a Stock Option an amount equal to the excess of the Fair Market Value over the option price.

    v.  "Stock" means the Common Stock, $.01 par value, of the Company.

    w. "Stock Appreciation Right" means a right granted by the Committee pursuant to Section 7.

    x.  "Stock Option" means an option granted by the Committee pursuant to
        Section 6.


In addition, the terms "Change in Control", "Change in Control Price", "Incumbent Board", "Merger", "Outstanding Company Stock", "Outstanding Company Voting Securities", "Person" and "Triggering Event" have the meanings set forth in Section 9.

Section 2.  Administration.


The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board (the "Committee"), composed of not less than two Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The members of the Committee shall also qualify as Outside Directors. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by those members of the Board who qualify as Disinterested Persons and Outside Directors.


The Committee shall have plenary authority to grant to employees, pursuant to the terms of the Plan, Performance Awards, Stock Options, Stock Appreciation Rights and Restricted Stock. In particular, the Committee shall have the authority, subject to the terms of the Plan:

    (a) to select the employees to whom Performance Awards, Stock Options, Stock Appreciation Rights and Restricted Stock may from time to time be granted;

    (b) to determine whether and to what extent Performance Awards, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and Restricted Stock or any combination are to be granted hereunder;

    (c) to determine and adjust the performance goals and measurements applicable to Performance Awards granted pursuant to the Plan;

    (d) to determine the extent to which Performance Awards have been earned and by whom;

    (e) to determine to what extent and under what circumstances amounts earned with respect to a Performance Award shall be deferred;

    (f) to determine the number of shares to be covered by each award of Stock Options, Stock Appreciation Rights and Restricted Stock;

    (g) to determine the terms and conditions of any Stock Options granted pursuant to the Plan, including, but not limited to, the option price (subject to Section 6(a)), any restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Stock Option, based on such factors as the Committee shall determine.

    (h) to determine under what circumstances a Stock Option may be settled in cash pursuant to the first paragraph of Section 6(k); and

    (i) to determine the terms and conditions of vesting of Restricted Stock awards.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines, practices, and procedures governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan. The Committee may also adopt sub-plans, consistent with the Plan, to conform to applicable state or foreign securities or tax laws.


The Committee may act only by a majority of its members then in office, except that the members thereof may delegate to the Chief Executive Officer of the Company or such other officer as may be designated by the Committee, the authority to make decisions pursuant to Sections 1(s), 6(c), (f), (g), (h) and
(i) and 8(c)(i) and (iv), the authority, subject to guidelines prescribed by the Committee and approved by the Board and to applicable Texas law, to grant Stock Options, Stock Appreciation Rights and Restricted Stock to employees who are not then subject to the provisions of Section 16 of the Exchange Act and to determine the number of shares to be covered by any such Stock Option, Stock Appreciation Right and Restricted Stock award and the terms and conditions of such Stock Option in accordance with the provisions of clause (g) of this
Section 2 and may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.


Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Section 3.  Eligibility.

Employees of the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or affiliates are eligible to be granted awards under the Plan.

Section 4.  Performance Awards.

    (a) Awards and Administration. Performance Awards may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length, and starting date of the Performance Period for each Performance Award, which, subject to Section 9, shall be at least one year, and shall determine the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Company, business unit or individual performance factors or criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. Performance Periods may overlap and participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Performance Awards shall be confirmed by, and be subject to the terms of, a Performance Award Agreement. The terms of such awards need not be the same with respect to each participant.

On or before the beginning of each Performance Period, the Committee shall determine for each Performance Award subject to such Performance Period the range of dollar values to be paid to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Award are met. Such dollar values may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee.

    (b) Adjustment of Awards. The Committee may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of the inclusion or exclusion of extraordinary or unusual items, events or circumstances in order to avoid windfalls or unintended disadvantages.

    (c) Termination of Employment. Subject to Section 9 and unless otherwise provided in the applicable Performance Award Agreement, if a participant terminates employment during a Performance Period because of death, Disability or Retirement, such participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable Performance
Period:

        i) based, to the extent relevant under the terms of the Performance Award, upon the participant's performance for the portion of such Performance Period ending on the date of termination and the performance of the Company or any applicable business unit for the entire Performance Period, and

        ii) prorated for the portion of the Performance Period during which the participant was employed by the Company, a subsidiary or affiliate,

all as determined by the Committee. The Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

Subject to Section 9 and except as otherwise provided in the applicable Performance Award Agreement, if a participant terminates employment during a Performance Period for any other reason, then such participant shall not be entitled to any payment with respect to a Performance Award awarded for such Performance Period, unless the Committee shall otherwise determine.

    (d) Form of Payment. The earned portion of a Performance Award shall be paid in cash currently or on a deferred basis with such interest as may be determined by the Committee.

Section 5.  Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution pursuant to Stock Options, Stock Appreciation Rights and Restricted Stock awarded under the Plan shall be 10,000,000 shares; provided, however, that no Stock Options, Stock Appreciation Rights, or Restricted Stock shall be issued if immediately after such issuance the shares of Stock subject to outstanding Stock Options, Stock Appreciation Rights and Restricted Stock would exceed five percent (5%) of the shares of Stock then outstanding.

Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock that may be subject to Stock Options and Stock Appreciation Rights granted to any one individual during any calendar year may not exceed 750,000 shares. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated in connection with Stock Options and Stock Appreciation Rights awarded under the Plan by the Committee to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Stock Options and Stock Appreciation Rights that are canceled or repriced.



If any Stock Option or Stock Appreciation Right terminates without a payment being made to the participant, the shares subject to such Stock Option or Stock Appreciation Right shall again be available for distribution in connection with awards under the Plan.



In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number and kind of shares reserved for issuance under the Plan and to any one individual, in the number, kind and option price of shares subject to outstanding Stock Options and any related Stock Appreciation Rights and in the number and kind of shares of Restricted Stock outstanding or available for awards as may be determined to be appropriate by the Board, in its sole discretion; provided, however, that the number of shares subject to any award shall always be a whole number.


Section 6.  Stock Options.

Stock Options may be granted alone or in addition to other awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options (in each case with or without Stock Appreciation Rights). Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution, or a duly authorized officer, selects an employee as a participant in any grant of Stock Options, determines the number of shares to be subject to the Stock Option granted to such employee and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of a grant of a Stock Option, and a written option certificate shall be duly executed and delivered by the Company.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be equal to the Fair Market Value of the Stock at the date of grant or such higher price as shall be determined by the Committee at grant; provided, however, that, in connection with the issuance of a Stock Option in a transaction to which Section 424(a) of the Code applies, the option price may be determined pursuant to said Section 424(a).

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.

     (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that, except as provided in Sections 6(f), (g), (h) and (i) and 9 or, unless otherwise determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Stock Option. The Committee may waive, reduce or eliminate provisions that Stock Options are exercisable only in installments and provisions that Stock Options are not exercisable for a specified period of time, in whole or in part, based on such factors as the Committee may determine.


     (d) Method of Exercise. Subject to the provisions of this Section 6, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price. As determined by the Committee, payment in full or in part may be made in the form of unrestricted Stock already owned by the optionee based on the Fair Market Value on the date the Stock Option is exercised.


     No shares of Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive dividends, with respect to shares subject to the Stock Option when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 12(a).


     (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution, (ii) (in the case of a Non-Qualified Stock Option) with the consent of the Committee or (iii) pursuant to a "qualified domestic relations order" (as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, by the guardian or legal representative of the optionee or (in the case of a Non-Qualified Stock Option) its transferee (with the consent of the Committee) or alternate payee pursuant to such qualified domestic relations order, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will, the laws of descent and distribution or (in the case of a Non-Qualified Stock Option) with the consent of the Committee or by such qualified domestic relations order.


     (f) Termination by Death. If an optionee's employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for such period as the Committee may specify at grant from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (g) Termination by Reason of Disability. If an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for such period as the Committee may specify at grant from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (h) Termination by Reason of Retirement. If an optionee's employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for such period as the Committee may specify at grant from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (i) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option, to the extent then exercisable or on such accelerated basis as the Committee may determine, may be exercised for the lesser of one year from termination of employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such one-year period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such one-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (j) Incentive Stock Options. The Committee is authorized to provide at the time of grant, that, to the extent permitted under Section 422 of the Code, if a participant's employment with the Company and its subsidiaries is terminated and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Sections
     6(f), (g), (h) or (i), applied without regard to this Section 6(j), is greater than the portion of such option that is exercisable as an "incentive stock option" during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option (either as an Incentive Stock Option or, if exercised after the expiration periods that apply for the purposes of Section 422, as a Non-Qualified Stock Option).

     (k) Cashing Out of Option; Settlement of Spread Value in Stock. On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Stock, equal to the Spread Value of such shares on the effective date of such cash out.


Notwithstanding any other provision of this Plan, upon a Change in Control, unless the Committee shall determine otherwise at grant, an optionee shall have the right, by giving notice to the Company within the Exercise Period, to elect to surrender all or part of the Stock Option to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the "Change in Control Price" on the date of such notice shall exceed the exercise price under the Stock Option multiplied by the number of shares of Stock as to which the right granted under this Section 6(k) shall have been exercised.


Section 7.  Stock Appreciation Rights.

    (a) Grant and Exercise. Stock Appreciation Rights may be granted only in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

A Stock Appreciation Right may be exercised by an optionee in accordance with
Section 7(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 7(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

    (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

     i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 6 and this Section 7.

     ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 6(e) and only to the transferee of the underlying Stock Option.


     iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 5 on the number of shares of Stock to be issued under the Plan.


     v) The Committee may provide, at the time of grant, that a Stock Appreciation Right can be exercised only in the event of a Change in Control, subject to such terms and conditions as the Committee may specify at grant.

Section 8.  Restricted Stock.

    (a) Administration. The Committee shall determine the employees to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, the amount of any purchase payments required by law and any other terms and conditions of the awards, in addition to those contained in
Section 8(c).

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine.

The provisions of the Restricted Stock awards need not be the same with respect to each recipient.

    (b) Awards and Certificates. Shares of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:


     The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Marine Drilling 1992 Long-Term Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Marine Drilling Companies, Inc., One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556.



The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.


    (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

     i) During a period set by the Committee (the "Restriction Period"), commencing with the date of such award, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

     ii) Except as otherwise provided in the applicable Restricted Stock Agreement and Section 8(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Dividends payable in Stock shall be paid in the form of Restricted Stock.

     iii) Except as otherwise provided in the applicable Restricted Stock Agreement and Sections 8(c)(i) and (iv), upon termination of a participant's employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

     iv) In the event of hardship or other special circumstances of a participant whose employment is terminated for any reason, the Committee may waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

     v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates without restrictive legend for such shares shall be delivered to the participant.

     vi) Each award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

Section 9.  Change in Control Provisions.

   (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

     i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs and not then exercisable shall become fully exercisable.

     ii) The restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and fully vested to the full extent of the original grant.

     iii) Subject to the provisions of Section 6(k), the value of all outstanding Stock Options, Stock Appreciation Rights and Restricted Stock shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price," as defined in
     Section 9(c), as of the date such Change in Control occurs or such other date as the Committee may determine prior to the Change in Control.


     iv) Any Performance Awards relating to Performance Periods prior to the Performance Period in which the Change in Control occurs which have been earned but not paid shall become immediately payable in cash. In addition, subject to the provisions of Section 4(b), each participant who has been awarded a Performance Award, shall be deemed to have earned a pro rata Performance Award equal to the product of (y) such participant's maximum award opportunity for such Performance Period, and (z) a fraction, the numerator of which is the number of full or partial months which have elapsed since the beginning of such Performance Period to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Period or, in the case of a completed Performance Period, equal to the maximum award opportunity.



    (b) Definition of Change in Control. A "Change in Control" means the occurrence of any one or more of the following events:


     i) The acquisition by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
     (iii) any acquisition by any Person who as of the date of the Plan beneficially owned (within the meaning of Section 13(d) of the Exchange
     Act) in excess of 10% of the Outstanding Company Common Stock or Outstanding Company Voting Securities or (iv) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a "Merger"), if, following such Merger, the conditions described in clauses (i) and (ii) of subparagraph 9(b)(iii) are satisfied;



     ii) Individuals who, as of the date of the Plan, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to the date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or


     iii) Approval by the shareholders of the Company of a Merger, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger; or

     iv) The sale or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than 50% of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (ii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

    (c) Change in Control Price. "Change in Control Price" means the highest price per share paid in any transaction reported on the Nasdaq Stock Market or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding 60-day period as determined by the Committee, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.


Section 10. Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Performance Award, Stock Appreciation Right or Restricted Stock Award theretofore granted without the optionee's or recipient's consent or which, without the approval of the Company's stockholder's, would:




     (a) except as expressly provided in the Plan, increase the total number of shares of Stock which may be issued under the Plan; or



     (b) change the class of individuals eligible to receive Performance Awards, Restricted Stock, Stock Options, or Stock Appreciation Rights under the Plan.


The Committee may amend the terms of any Stock Option, Stock Appreciation Right, Restricted Stock Agreement or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments.

Section 11. Unfunded Status of Plan.

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

Section 12. General Provisions.

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (b) Nothing contained in this Plan shall prevent the Company, a subsidiary or affiliate from adopting other or additional compensation arrangements for its employees.

    (c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or affiliate to terminate the employment of any employee at any time.

    (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from the award or vesting of Restricted Stock or the exercise of Stock Options may be settled with unrestricted Stock, including Stock that is part of, or is received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as its deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Stock.

    (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

    (f) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 5 for such reinvestment (taking into account then outstanding Stock Options, Stock Appreciation Rights and other Plan awards).

    (g) The Committee may establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

    (h) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

Section 13. Effective Date of Plan.


The Plan originally became effective on September 14, 1992. This amendment and restatement of the Plan shall be effective as provided in Section 1.


Section 14. Term of Plan.


No Stock Option or Stock Appreciation Right shall be granted or award of Restricted Stock made on or after May 8, 2007, but any such awards granted prior to such date may extend beyond such date. There shall be no time limitation with respect to the granting of Performance Awards.

                         MARINE DRILLING COMPANIES, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

        The undersigned hereby appoints Joan R. Smith and William H. Flores, or either of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Marine Drilling Companies, Inc. (the "Company") to be held at the Shoney's Inn & Suites located at 14444 Southwest Freeway, in Sugar Land, Texas on Friday, May 9, 1997 at 9:00 a.m., central daylight time, and at all adjournments or postponements thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed hereon.

                         (To be Signed on Reverse Side)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                        MARINE DRILLING COMPANIES, INC.

                                  MAY 9, 1997



--------------------------------------------------------------------------------
                                                                      |
 /X/ PLEASE MARK YOUR                                                 |___
     VOTES AS IN THIS
     EXAMPLE.

                                 WITHHOLD
                    FOR all      AUTHORITY
                   nominees   to vote for all
                              nominees listed

 1. Election of       / /          / /        Nominees: Robert L. Barbanell
    Directors                                           David A. B. Brown
                                                        Howard I. Bull
 / / For all nominees listed except vote                William H. Flores
     withheld for the following nominees:               Nathaniel A. Gregory
                                                        Christopher M. Linneman
     ------------------------------------               Jan Rask

     ------------------------------------
                                                     FOR  AGAINST  ABSTAIN
 2. Approval of an amendment and restatement of      / /    / /      / /
    the Marine Drilling 1992 Long-Term Incentive
    Plan

 3. In their discretion, upon any other manner which may properly come before the meeting or at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR THE ELECTION OF THE NAMED NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
ENVELOPE.



SIGNATURE(S) --------------------------------------------   DATE -------------
Note: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian please give full title as such.